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                                                                  EXECUTION COPY



                        LORAL SPACE & COMMUNICATIONS LTD.



                                  $350,000,000
                          9-1/2% Senior Notes due 2006


                               PURCHASE AGREEMENT

                                                              New York, New York
                                                                January 15, 1999

LEHMAN BROTHERS INC.
and the other Initial Purchasers
named in Schedule I hereto
c/o LEHMAN BROTHERS INC.
3 World Financial Center
200 Vesey Street
New York, New York 10285

Ladies and Gentlemen:

            Loral Space & Communications Ltd., a Bermuda company (the "Company"), proposes to sell to the several initial purchasers named in Schedule I hereto (the "Initial Purchasers") $350,000,000 aggregate principal amount of 9-1/2% Senior Notes due 2006 of the Company (the "Securities"). The Securities will be issued under an Indenture (as defined herein).

            Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933 (the "Securities Act"), registering an issue of a series of senior notes (the "Exchange
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Securities") identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Securities (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

            The following terms as used in this Agreement shall have the following meanings:

            "Affiliates" shall have the meaning ascribed thereto in Rule 501(b) of Regulation D under the Securities Act ("Regulation D").

            "Business Day" shall mean any day on which the trading is conducted on the NYSE.

            "Closing Date" shall have the meaning set forth in Section 3(b).

            "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

            "Convertible Preferred Offering" shall mean the proposed offering of up to 8,400,000 shares of convertible preferred stock (the "GTL Convertible Preferred") of GTL and the concurrent sale to GTL of preferred partnership interests (the "Globalstar Preferred Interests") contemplated in connection therewith.

            "DTC" shall mean The Depository Trust Company.

            "Exchange Act" shall mean the Securities Exchange Act of 1934.

            "Exchange Act Reports" shall have the meaning set forth in Section 1(a).

            "Exchange Offer" shall have the meaning set forth in the second paragraph of this Agreement.

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            "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "FCC" shall mean the Federal Communications Commission.

            "Final Memorandum" shall mean the final offering memorandum dated January 15, 1999, including any information incorporated by reference therein.

            "Globalstar" shall mean Globalstar, L.P., a Delaware limited partnership.

            "Globalstar Credit Agreement" shall mean the Revolving Credit Agreement dated as of December 15, 1995, as amended by the First Amendment dated March 25, 1996, the Second Amendment dated July 31, 1997 and the Third Amendment dated October 15, 1997, among Globalstar, the several financial institutions named therein and The Chase Manhattan Bank (as successor to Chemical Bank), as administrative agent.

            "GTL" shall mean Globalstar Telecommunications Limited, a Bermuda company.

            "Indenture" shall mean the Indenture dated as of January 15, 1999 between the Company and The Bank of New York, as trustee, pursuant to which the Securities will be issued.

            "Initial Purchasers" shall mean the parties named in Schedule I hereto.

            "Investment Company Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder.
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            "Loral Affiliates" shall mean each of GTL, Globalstar, SS/L, Orion and SatMex, and any other subsidiary (as defined in Rule 405 under the Securities Act) of the Company.

            "LQP" shall mean Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership and the general partner of LQSS.

            "LQSS" shall mean Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership and the managing general partner of Globalstar.

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Operative Documents" shall mean, collectively, this Agreement, the Indenture and the Registration Rights Agreement.

            "Orion" shall mean Loral Orion, Inc., a Delaware corporation.

            "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, as amended April 8, 1998, among LQSS, GTL, the Company and certain limited partners named therein.

            "PORTAL" shall mean the Private Offerings, Resale and Trading through Automated Linkages market operated by the NASD.

            "Preliminary Memorandum" shall mean the preliminary offering memorandum, dated January 7, 1999, including any information incorporated by reference therein.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Closing Date between the Company and the Initial Purchasers.
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            "Rules and Regulations" shall mean the rules and regulations in effect at any relevant time adopted by the Commission under the Securities Act or the Exchange Act, as applicable.

            "SatMex" shall mean Satelites Mexicanos, S.A. de C.V., a company organized under the laws of Mexico.

            "Securities Act" shall mean the Securities Act of 1933.

            "Shelf Registration Statement" shall have the meaning set forth in the second paragraph of this Agreement.

            "Skynet" shall mean Loral Skynet, a Delaware corporation.

            "SpaceCom Credit Agreement" shall mean that certain Amended and Restated Credit and Participation Agreement among Loral SpaceCom Corporation, Space Systems/Loral, Inc., certain lending banks, Bank of America National Trust and Savings Association, as Administrative Agent, and Istituto Bancario San Paolo Di Torino S.P.A., individually and as Italian Export Financing Arranger and as Selling Bank, dated as of November 14, 1997, providing for up to $850 million of credit extensions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, as amended on May 7, 1998.

            "SS/L" shall mean Space Systems/Loral, Inc., a Delaware corporation.

            "Trustee" shall mean The Bank of New York, as trustee under the Indenture.

            The sale of the Securities to you will be made without registration of the Securities under the Securities Act, in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the
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Securities purchased by them hereunder in accordance with Section 3 hereof as soon as you deem advisable.

            In connection with the sale of the Securities, the Company has prepared the Preliminary Memorandum and the Final Memorandum. Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Loral Affiliates and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers.

            Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time and are not meant to include any amendment or supplement thereto, or any information incorporated by reference therein, subsequent to the Execution Time, and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act, subsequent to the Execution Time which is incorporated by reference therein.

            1. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser as set forth below in this
Section 1 that:

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final
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                                                                               7

Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

            (b) It is not required by applicable law or regulation in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act, provided that neither the Initial Purchasers or any person acting on their behalf (i) has or will directly, or through an agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act and (ii) has or will engage in any form of general solicitation or general advertising (within the meaning of Regulation
D) in connection with the offer and sale of any of the Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (c) Prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, it is not necessary to qualify the Indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and the Company has been advised by the NASD that the Securities have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

            (e) Each of the Company and GTL has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda, with all requisite power and authority and, except
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as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum; Globalstar has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company); and Globalstar has all requisite power and authority and, except as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum; SS/L and Orion have been duly incorporated and are validly existing in good standing under the laws of the State of Delaware, with all requisite power and authority and, except as disclosed in the Final Memorandum, have all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own their properties and to conduct their businesses as described in the Final Memorandum; SatMex has been duly formed and is validly existing as a company under the laws of Mexico, with all requisite power and authority and, except as disclosed in the Final Memorandum, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and conduct its business as described in the Final Memorandum; each other Loral Affiliate that is a corporation has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation; each Loral Affiliate that is a partnership has been duly formed and is validly existing under the laws of its jurisdiction of formation. Since the respective dates as of which information is given in the Final Memorandum, and except as otherwise disclosed in the Final Memorandum, there has not been, and (other than as contemplated in the Convertible Preferred Offering) prior to the Closing Date there will not be, any material change in
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the capital stock or partnership interests of the Company or short-term debt or long-term consolidated debt of the Company or any Loral Affiliate, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole, otherwise than as set forth or contemplated, or under arrangements referred to, in the Final Memorandum (as amended or supplemented).

            (f) Neither the Company nor any Loral Affiliate is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            (g) The Company has authorized capital stock as set forth in its Memorandum of Association, and all the issued shares of Common Stock have been duly and validly authorized and issued, are fully paid and not subject to any preemptive or similar rights.

            (h) The Indenture has been duly authorized by the Company and, when executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity or contribution may be limited by Federal or state securities laws or principles of public policy; and the Securities will conform in all material respects to the description of the Securities in the Final Memorandum and the Indenture.

            (i) The Securities to be issued and sold by the Company to the Initial Purchasers hereunder have been duly and validly authorized and, when duly executed,
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authenticated, issued and delivered as contemplated by the Indenture against payment therefor as provided herein, will be duly and validly issued, fully paid and not subject to further calls, and will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity or contribution may be limited by Federal or state securities laws or principles of public policy; and the Securities will conform in all material respects to the description of the Securities in the Final Memorandum and the Indenture.

            (j) The Registration Rights Agreement has been duly authorized by the Company and, when executed by the proper officers of the Company (assuming due execution and delivery by the Initial Purchasers) and delivered by the Company, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity or contribution may be limited by Federal or state securities laws or principles of public policy; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Final Memorandum.

            (k) This Agreement has been duly authorized, executed and delivered by the Company.

            (l) The execution, delivery and performance of the Operative Documents by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms
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or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or other constitutive documents) of the Company or any Loral Affiliate, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets; no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the issue and sale of Securities by the Company and the consummation of the transactions contemplated by the Operative Documents, except as may be required under the various state securities or Blue Sky Laws or as may be required by the laws of any country other than the United States in connection with the resale of the Securities by the Initial Purchasers or as may be required under the Securities Act pursuant to the terms of the Registration Rights Agreement.

            (m) Except as may otherwise be disclosed in or contemplated by the Final Memorandum or as part of the Convertible Preferred Offering, since September 30, 1998, none of the Company or the Loral Affiliates have issued or granted any securities or partnership interests, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (n) Except as disclosed in the Final Memorandum, neither the Company nor any Loral Affiliate has sustained, since the date of the latest audited financial statements included in the Final Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action,
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order or decree; and, since such date, there has not been any prospective change in the capital stock, partnership interests or long-term debt of the Company or any Loral Affiliate (other than as part of the Convertible Preferred Offering) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, otherwise than as set forth or contemplated in the Final Memorandum.

            (o) Deloitte & Touche LLP, whose report appears in the Final Memorandum, are independent public accountants with respect to each of the Company and certain of the Loral Affiliate. The financial statements (including the related notes) included or incorporated by reference in the Final Memorandum or Preliminary Memorandum present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein) throughout the periods indicated.

            (p) Except as described in the Final Memorandum, the Company and each of the Loral Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (q) Each of the Company and the Loral Affiliates and their respective equipment suppliers owns or possesses adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (except as otherwise described in the Final Memorandum) necessary to conduct the general business proposed to be operated by the Company and the Loral Affiliates as described in the Final Memorandum, and none of the Company or the Loral Affiliates or, to the knowledge of the Company, any of their respective equipment suppliers,
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has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, could materially adversely affect the business, operations, financial condition, income or business prospects of the Company and the Loral Affiliates, taken as a whole.

            (r) Except as described or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any Loral Affiliate is a party or of which any property or assets of the Company or any Loral Affiliate is the subject which, if determined adversely to the Company or any Loral Affiliate, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and the Loral Affiliates, taken as a whole, and to the best of the Company's knowledge, except as described in the Final Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (s) Other than as disclosed in the Final Memorandum, (i) no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound, except any such default or event as would not singly or in the aggregate have a material adverse effect on the Company and the Loral Affiliates, taken as a whole, and (ii) neither the Company nor any Loral Affiliate is in violation in any material respect of any applicable law.

            (t) (i) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610- 1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order

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and Authorization (DA 95-128), released January 31, 1995, as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27,
1996), as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19, 1996); however, such authorization is presently subject to modification, stay or revocation through judicial appeals.

            (ii) Participation by Globalstar in the development and operation of the Globalstar System as described in the Final Memorandum does not violate the Communications Act of 1934, as amended (the "Communications Act"), or the rules and regulations thereunder.

            (iii) The construction, launch and operation by Globalstar of the Globalstar satellite constellation authorized by the Order and Authorization (DA 95-128), released January 31, 1995 as modified by the Erratum, DA 95 373 (released February 29, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

            (u) Neither the Company nor any Loral Affiliate, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Loral Affiliate, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (v) Except as disclosed in the Final Memorandum, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any of the Company or the Loral Affiliates (or, to the knowledge of the Company, any predecessors in interest of any of them) at, upon or from any of the property now or previously owned or leased by the Company or any Loral Affiliate, as the case may be, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Loral Affiliate or any of their respective predecessors or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

            (w) The partnership interests in Globalstar held by the Company and GTL pursuant to the Partnership Agreement are duly and validly authorized, executed, issued and delivered in accordance with the terms of the Partnership Agreement, are fully paid and constitute the valid and binding obligations of Globalstar; all the issued and outstanding capital stock of each other Loral Affiliate has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Final Memorandum and except for the stock of GTL that is owned by the Company and has been pledged to Lockheed Martin, common stock of GTL owned by the Company that is subject to outstanding options, shares of Loral SpaceCom Corporation and SS/L pledged as security for borrowings under the SpaceCom Credit Agreement, partnership interests in Globalstar owned by the Company, some of which are subject to a pledge in the event of a drawing by the Company under a credit agreement, dated as of June 30, 1998, among the Company, the lenders party thereto from time to time and Bank of America National Trust and Savings Association, as administrative agent, interests in Firmanento Mexicano, S. de R.L. de C.V. that have been pledged to the Mexican government and shares of SatMex pledged in favor of certain banks in connection with the SatMex Credit Agreement dated as of February 23, 1998 and the Indenture dated March 4, 1998 relating to the Senior Secured Floating Rate Notes, the capital stock of such Loral Affiliate owned by the Company, directly or indirectly, is owned free from liens, encumbrances, equities, claims and defects.

            (x) For U.S. Federal income tax purposes, the Company is not, and does not expect to become, a "passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

            (y) The proceeds from the offering of Securities will be used as contemplated in the Final Memorandum.

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            2. Purchase and Sale of the Securities.

            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof plus accrued interest, if any, from January 21, 1999 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

            3. Delivery and Payment for Securities.

            (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 (or such other place as mutually may be agreed upon), at 10:00 a.m., New York City time, on January 21, 1999 or such later date as the Initial Purchasers and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date").

            (b) The Securities to be purchased by the Initial Purchasers hereunder shall be delivered by or on behalf of the Company to you against payment of the purchase price therefor by wire transfer in immediately available funds. On the Closing Date, payment will be made against delivery of a single global Securities certificate to be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee. Time shall be of the essence, and delivery of certificates for the Securities at the time and place specified in this Agreement is a further condition to the obligations of each Initial Purchaser.

            4. Representations by Initial Purchasers; Sale and Resale of the Securities by Initial Purchasers. Each

Initial Purchaser represents and warrants to and agrees with the Company that:

            (a) it has offered and will offer to sell the Securities only to, and has solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit A hereto;

            (b) none of it or any of its affiliates has entered into or will enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with any other Initial Purchaser or affiliates of any other Initial Purchaser or with the prior written consent of the Company;

            (c) with respect to resales made in reliance on Rule 144A of any of the Securities, it will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A;

            (d) with respect to offers and sales outside the United States in reliance on Regulation S: (i) the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act; and (ii) such Initial Purchaser has not offered the Securities and will not offer, sell or deliver the Securities in the United States or to, or for the account or benefit of, U.S. persons, (A) as part of its distribution at any time or (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and such Initial Purchaser, its affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

            (e) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

            5. Covenants of the Company. The Company agrees with each Initial Purchaser that:

            (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) of this Section 5, as many copies of the Final Memorandum, including any documents incorporated by reference therein and any amendments and supplements thereto, as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the

Initial Purchasers, which consent shall not be unreasonably withheld or delayed.

            (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will promptly prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

            (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process, or become subject to taxation in any jurisdiction. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) Neither the Company, nor any of the Loral Affiliates, nor any person acting on either of their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act. Neither the Company, nor any of the Loral Affiliates, nor any person acting on either of or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D), in any "directed selling efforts" (as defined in Regulation S) within the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act in the United States.

            (f) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act (or has not otherwise provided such information to the Commission), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (g) During the period of two years after the First Closing Date, the Company will not, without the prior written consent of the Initial Purchasers, resell any of the Securities that have been reacquired by them, and the Company will not permit any of its directors nor will the Company permit any of the Loral Affiliates to resell any of the Securities that have been reacquired by any of them, except for Securities purchased by the Company or the Loral Affiliates and resold in a transaction registered under the Securities Act.

            (h) The Company agrees to pay (i) all expenses (including transfer taxes) incurred in connection with the delivery to the Initial Purchasers of the Securities, (ii) all reasonable fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Initial Purchasers) in connection with the preparation, printing, delivery and shipping of the Final Memorandum (including the Exchange Act Reports and all amendments and exhibits thereto), the Preliminary Memorandum, and any amendments or supplements of the foregoing, and the reproduction, delivery and shipping of this Agreement,
(iii) all filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers incurred in connection with the qualification of the Securities under state securities laws as provided in Section 5(d) hereof, (iv) any applicable listing, rating agency or similar fees, (v) the cost of printing certificates representing the Securities, (vi) the cost and charges of the Trustee, any transfer agent or registrar (including, without limitation, fees and expenses of counsel thereto) and (vii) all other reasonable costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. It is understood, however, that, except as provided in this Section 5 and Section 7 hereof, the Initial Purchasers shall pay all their own costs and expenses, including the fees of their counsel, transfer taxes due upon resale of any of the Securities by them and any advertising expenses incurred in connection with any offers they may make (such costs and expenses to be borne in equal proportions by the Initial Purchasers). If the sale of the Securities provided for herein is not consummated by reason of acts of the Company or any of the Loral Affiliates pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Loral Affiliates to perform in all material respects any agreement on their part to be performed or because any condition of the Initial Purchasers' obligations hereunder to be performed by the Company or any of the Loral Affiliates is not fulfilled or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement (except termination of this Agreement pursuant to paragraphs (c)-(f) of Section 8), the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with any investigation or preparation made by it in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder. If this Agreement is terminated pursuant to Section 8 hereof by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchasers on account of these expenses.

            (i) In connection with the offering, until Lehman Brothers Inc. shall have notified the Company of the completion of the initial resale of the Securities, neither the Company, nor any Loral Affiliate nor anyone acting on their behalf has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its directors or partners, as the case may be, has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

            (j) The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities.

            (k) The Company will use its reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market and to cause the Securities to be eligible for clearance and settlement through DTC.

            (l) The Company will not, until 90 days following the Closing Date, without the prior written consent of Lehman Brothers Inc., agree to offer to sell, sell or otherwise dispose of, directly or indirectly, any United States dollar denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, other than (i) Securities issued in connection with the Exchange Offer or the Shelf Registration Statement, (ii) strategically driven private placements of debt securities with strategic investors and

(iii) debt securities which are offered, sold or disposed of pursuant to obligations in existence on the date of this Agreement.

            (m) In connection with any disposition of Securities pursuant to a transaction made in compliance with applicable state securities laws and (i) satisfying the requirements of Rule 144(k) under the Securities Act, (ii) satisfying the requirements of Rule 904 of Regulation S, (iii) made pursuant to an effective registration statement under the Securities Act or (iv) disposed of in any other transaction that does not require registration under the Securities Act (and the Company has received an opinion of counsel or other documentation satisfactory to them to such effect), the Company will reissue certificates evidencing such Securities without the legend set forth under the heading "Notice to Investors" in the Final Memorandum (provided, in the case of a transaction specified in clause (iv) above, that the legal opinion referred to therein so permits).

            6. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder to purchase the Securities are subject to there not being any material breach, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

            (a) No Initial Purchaser shall have been advised by the Company or discovered and disclosed to the Company that the Final Memorandum, as of the date thereof, or as of the Closing Date, contained or contains an untrue statement of fact which, in your opinion or in the opinion of counsel to the Initial Purchasers, is material, or omitted or omits to state a fact which, in your opinion or in the opinion of counsel to the Initial Purchasers, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (b) On or prior to the Closing Date, you shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinions or letters with respect to such matters as you may reasonably request, and such counsel shall have received such documents and information as they reasonably request to enable them to pass upon such matters.

            (c) On the Closing Date there shall have been furnished to you the opinion (addressed to the Initial Purchasers) of Willkie Farr & Gallagher, counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

            (i) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware; SS/L, Skynet and Orion have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware; each of Globalstar, SS/L, Skynet and Orion has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company, Globalstar, SS/L, Skynet and Orion, taken as a whole; and each of Globalstar, SS/L, Skynet and Orion has all requisite power and authority and, except as disclosed in the Final Memorandum, all material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum;

            (ii) The Securities conform in all material respects to the description thereof contained in the Final Memorandum;

            (iii) To such counsel's knowledge, other than as set forth in the Final Memorandum, no litigation or governmental proceedings are pending or threatened against the Company or the Loral Affiliates which would adversely affect the Company's ability to perform its obligations under this Agreement or is required to be disclosed in the Final Memorandum and which is not disclosed and correctly summarized therein;

            (iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company; and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)(except that no opinion need be expressed with respect to the indemnification or construction provisions contained therein);

            (v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Final Memorandum, and, assuming due execution and delivery thereof by the Initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (except that no opinion need be expressed with respect to the indemnification or construction provisions contained therein);

            (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company;

            (vii) The Securities have been duly executed, and assuming the Securities have been duly authorized, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)(except that no opinion need be expressed with respect to the indemnification or construction provisions contained therein); and the offer and sale of the Securities has been duly authorized by the Company;

            (viii) The execution, delivery and performance by the Company of the Operative Documents, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject (except such breaches or events of default with respect thereto as are disclosed in the Final Memorandum), nor will such actions result in any violation of the provisions of the charter or by-laws (or other constitutive documents) of the Company or any Loral Affiliate or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets;

            (ix) No consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the execution and delivery of any of the Operative Documents, the consummation of the transactions contemplated hereby and thereby and the sale of the Securities as contemplated in the Final Memorandum, under any provision of law or regulation applicable to the Company of the State of New York or the United States of America, except as may be required under the various state securities or Blue Sky laws or as may be required by the laws of any country other than the United States in connection with the resale of the Securities by the Initial Purchasers or as may be required under the Securities Act pursuant to the terms of the Registration Rights Agreement;

            (x) Such counsel has read (i) all contracts referred to in the Final Memorandum and all other loan agreements to which the Company is a party of which such counsel has knowledge and (ii) the SpaceCom Credit Agreement, the Globalstar Credit Agreement and the indenture for each series of notes issued by Globalstar and Globalstar Capital Corporation, and to the extent material such contracts are fairly summarized as disclosed therein, conform in all material respects to the descriptions thereof contained therein, and such counsel does not know of any contracts or other documents required to be so summarized or disclosed, which have not been so summarized or disclosed;

            (xi) The statements set forth in the Final Memorandum under "Certain Federal Income Tax Considerations", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein fairly present the information referred to therein with respect to such legal matters, documents and proceedings; the statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize provisions of the

      Securities and the Indenture, provide a fair summary of such provisions;

            (xii) The Partnership Agreement has been duly and validly authorized, executed and delivered by LQSS, Globalstar and the Company and, to the knowledge of such counsel, the other parties to such agreement have authorized, executed and delivered such agreement and assuming such authorization, execution and delivery by such other parties, such agreement is valid and binding and enforceable against the parties thereto, except as enforceability may be limited by (I) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (II) Federal or state securities laws or principles of public policy with regard to rights to indemnity; provided, however, that no opinion is given with respect to the enforceability of any provisions contained in the Partnership Agreement or the Service Provider Agreements which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein;

            (xiii) LQP (or its subsidiary) has agreed to use the license to operate mobile satellite services in the 1610-1626.5 MHz L-band and the 2483.5-2500 MHz S-band granted by the FCC for the exclusive benefit of Globalstar;

            (xiv) After giving effect to the sale of the Securities by the Initial Purchasers as contemplated in the Final Memorandum, the Company will not be an "investment company" under the Investment Company Act; and

            (xvii) Assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, and no qualification of the Indenture under the Trust Indenture Act of 1939 prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration with respect to the Securities is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement.

            In rendering such opinion, such counsel may limit its opinion to the laws of the State of New York, the laws of the United States and the Delaware Revised Uniform Limited Partnership Act and as to matters of fact, such counsel may rely to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

            Such counsel shall also state that in connection with the preparation of the Preliminary Memorandum and Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum, as of the Execution Time and the Closing Date, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel will express no opinion or belief with respect to the financial data contained in the Final Memorandum or with respect to any matters addressed by the opinion of Crowell & Moring set forth in Section 6(d) hereof or the opinion of Appleby, Spurling & Kempe set forth in Section 6(e) hereof with respect to Bermuda law matters.

            (d) On the Closing Date there shall have been furnished to you the opinion (addressed to the Initial Purchasers) of Crowell & Moring, special communications counsel to the Company, dated the Closing Date and in form and substance satisfactory to counsel for the Initial Purchasers to the effect that:

            (i) The statements set forth in the Final Memorandum under the heading "Risk Factors--Regulations," insofar as such statements constitute a summary of the FCC's regulatory framework relating to Globalstar referred to therein, fairly present the information referred to therein with respect to such regulatory framework. The statements set forth in the Final Memorandum under the heading "Risks Relating to Globalstar--Globalstar FCC License," insofar as such statements constitute a summary of the proceedings related to the validity of the authorization for construction, launch and operation of the Globalstar satellite constellation, fairly present the information referred to therein with respect to such proceedings, and to our knowledge, there are no other pending or threatened proceedings which could have a material adverse effect on the validity of such authorization.

            (ii) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995 as modified by the Erratum, DA 95 373 (released February 29, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19, 1996); and pursuant to FCC approval, LQP has assigned such authorization to L/Q Licensee, Inc.; however, such authorization is presently subject to modification, stay or revocation as a result of pending judicial appeals.

            (iii) The construction, launch and operation by Globalstar, of the Globalstar satellite constellation authorized by the Order and Authorization, DA 95-128

      (released Jan. 31, 1995) as modified by the Erratum, DA 95 373 (released February 28, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96 279 (released June 27, 1996) , as modified by the FCC's Order and Authorization, DA 96 1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

            (e) On the Closing Date there shall have been furnished to you the opinion (addressed to the Initial Purchasers) of Appleby, Spurling & Kempe, counsel to the Company, dated the Closing Date and in form and substance satisfactory to counsel for the Initial Purchasers to the effect that:

            (i) each of the Company and GTL has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda; and has full power and authority and has obtained all Bermuda governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Final Memorandum;

            (ii) the Company has authorized share capital as set forth in the Final Memorandum, and all the issued shares of Common Stock of the Company and common stock of GTL have been duly and validly authorized and issued and are fully paid and not subject to further calls;

            (iii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Securities to be issued and sold by the Company to the Initial Purchasers hereunder have been duly and validly authorized and, when duly executed, authenticated issued and delivered as contemplated by the Indenture against payment therefor as provided herein, will be duly and validly issued, and will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the issuance of the Securities is not subject to any preemptive or similar rights under the Company's Memorandum of Association or Bye-Laws, in each case as amended; the Securities and the Indenture conform to the descriptions thereof in the Final Memorandum;

            (iv) to such counsel's knowledge, no litigation or governmental proceeding is pending or threatened against the Company or GTL in Bermuda which would adversely affect the Company's ability to perform its obligations under this Agreement;

            (v) the execution, delivery and performance by the Company of each of the Operative Documents have been duly authorized by the Company and the consummation by the Company of the sale of the Securities in accordance therewith will not (A) conflict with the Company's Memorandum of Association or Bye-Laws, in each case as amended, or (B) violate or conflict with any provision of law or regulation of Bermuda applicable to the Company or GTL;

            (vi) no consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of Securities under any provision of law or regulation of Bermuda applicable to the Company or GTL or for the consummation of the transactions contemplated by this Agreement, the Indenture and Registration Rights Agreement, except for the consent of the Bermuda Monetary Authority which has been obtained;

            (vii) there is no restriction upon the transfer of any Securities pursuant to (A) the law of Bermuda or (B) the Company's Memorandum of Association or By-laws, in each case as amended;

            (viii) the statements set forth in the Final Memorandum under the headings "Certain Foreign Issuer Considerations", insofar as such statements constitute a summary of the legal matters referred to therein, fairly present the information referred to therein with respect to such legal and other matters;

            (ix) a final and conclusive judgment of a New York court under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in The Protection of Trading Interests Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the New York court's judgment; assuming that (1) the court that gave such judgment was competent to hear the action in accordance with private international law principles as applied to courts in Bermuda and (2) such judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law, such counsel believes that, on general principles, such a judgment would be enforceable in the Supreme Court of Bermuda; and enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation;

            (x) the submission by the Company to the jurisdiction of the State and federal courts sitting in the City of New York contained in the Operative Agreements constitutes a legal, valid and binding obligation of the Company, provided that such submission is valid under the laws of New York; and

            (xi) the choice of the laws of the State of New York to govern the Notes and the Operative Agreements is a valid choice of law under Bermuda law assuming that such choice is valid under the laws of the state of New York.

            (f) There shall have been furnished to you certificates, dated the Closing Date and addressed to you, signed by the Chief Executive Officer or President and by the Chief Financial Officer or Treasurer of the Company, in each case, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; and (ii) the signers of said certificates have carefully examined the Final Memorandum and the Exchange Act Reports and each of the Final Memorandum and the Exchange Act Reports (A) as of the date of the Final Memorandum, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the Final Memorandum there has occurred no event required to be set forth in an amendment or supplement to the Final Memorandum which has not been so set forth.

            (g) Since the date of the Final Memorandum, none of the Company and the Loral Affiliates shall have sustained any loss or interference with its business by fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or shall have been subject to any labor dispute, or shall have become a party to or the subject of any action, suit or proceeding before any court or governmental agency, authority or body or arbitrator, that is likely to have a material adverse effect on, nor shall there have been a material adverse change in, the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole, whether or not arising in the ordinary course of business, which loss, action, suit, proceeding or change is in the Initial Purchasers' judgment so material and adverse as to render it impracticable or inadvisable to proceed with the payment for and delivery of the Securities.

            (h) On the Closing Date, you shall have received a letter of Deloitte & Touche LLP dated the Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations with respect to the Company and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than five Business Days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information included in the Final Memorandum in form and substance satisfactory to you.

            (i) You shall have been furnished such additional documents and certificates as you or counsel for the Initial Purchasers may reasonably request.

            All references in paragraphs (b)-(h) of this Section 6 to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and sub stance to you and to counsel for the Initial Purchasers. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancelation shall be without liability of the Initial Purchasers to the Company. Notice of such cancelation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

            7. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Initial Purchaser from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (as amended or supplemented) or any Preliminary Memorandum (as amended or supplemented) or (ii) the omission or alleged omission to state in the Final Memorandum (as amended or supplemented) or any Preliminary Memorandum (as amended or supplemented) a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating, preparing to defend or defending against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Company shall not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum (as amended or supplemented) or the

Final Memorandum (as amended or supplemented) in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for inclusion therein; and provided further that as to any Preliminary Memorandum this indemnity agreement shall not inure to the benefit of any Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Initial Purchaser if such loss, claim, damage, liability or action is a result of the fact that both (i) to the extent required by applicable law, a copy of the Final Memorandum, as the same may be amended or supplemented, was not sent or given to such person at or prior to the written confirmation of the sale of such Securities and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Memorandum was corrected in the Final Memorandum, unless such failure resulted from non-compliance by the Company with Section 5(a) herein.

            (b) Each Initial Purchaser severally, but not jointly, shall indemnify and hold harmless the Company from and against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum or any Preliminary Memorandum, each as amended or supplemented, or (ii) the omission or alleged omission to state in the Final Memorandum or any Preliminary Memorandum, each as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company promptly for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Initial Purchasers by or on behalf of such Initial Purchaser specifically for inclusion therein.

            (c) Promptly after receipt by any indemnified party under subsection
(a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 unless the indemnifying party is materially prejudiced thereby. If any such claim or action shall be brought against any indemnified party and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
(ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified party under this Section 7 consist of any Initial Purchaser, or the Company, if the indemnified parties under this Section 7 consists of the Company. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers, on the other hand, bear to the total gross proceeds from the offering of Securities, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in this subsection (d) shall be deemed to include, for purposes of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise.

            (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Indemnitor may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability that the respective Initial Purchasers may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company, and to each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act.

            8. Effective Date and Termination. Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (a) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform in all material respects any agreement on its part to be performed hereunder, (b) any other condition to the Initial Purchasers' obligations hereunder is not fulfilled, (c) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, Nasdaq National Market or the over-the-counter market shall have been suspended or limited (which shall not include any limitation on program trading pursuant to the rules of the New York Stock Exchange) or minimum prices shall have been established on either of such exchanges or such markets by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (d) a banking moratorium is declared by either Federal or state authorities, (e) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (f) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Initial Purchasers, make it inadvisable or impracticable to proceed with the delivery of the Securities. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Initial Purchaser, except as otherwise provided in Sections 5(h) and 7 hereof.

            Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telecopy or telephone, and if by telecopy or telephone, shall be immediately confirmed in writing.

            9. Survival of Certain Representations and Provisions. The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement shall survive the delivery of the Securities to the Initial Purchasers hereunder and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

            10. Notices. Except as otherwise provided in the Agreement, whenever notice is required by the provisions of this Agreement to be given to the following parties, such notice shall be in writing to the following addresses:

            (a)  to the Company:

                        600 Third Avenue
                        New York, New York 10016

                        Attention: Eric J. Zahler

            (b)  to the several Initial Purchasers:

                        c/o Lehman Brothers Inc.
                        3 World Financial Center
                        200 Vesey Street
                        New York, New York 10285

                        Attention:  Syndicate Department

            11. Information Furnished by Initial Purchasers. The Company and the Initial Purchasers severally confirm that the statements set forth in "Plan of Distribution" in the Final Memorandum or any Preliminary Memorandum constitute the written information furnished by or on behalf of any Initial Purchaser referred to in paragraphs (a) and (b) of Section 7 hereof. The Initial Purchasers severally agree that such information is correct.

            12. Parties. This Agreement shall inure to the benefit of and be binding upon the several Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and
(b) the indemnity agreement of the Initial Purchasers contained in Section 7 hereof shall be deemed to be for the benefit of officers and directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended to confer or shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            14. Jurisdiction; Consent to Service of Process. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK FOR ANY LAWSUITS, CLAIMS OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES NOT TO COMMENCE ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING EXCEPT IN SUCH COURTS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HAS APPOINTED ERIC J. ZAHLER AT 600 THIRD AVENUE, NEW YORK, NEW YORK 10016, U.S.A. (HEREINAFTER REFERRED TO IN SUCH CAPACITY AS THE "PROCESS AGENT"), AS ITS AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING. THE COMPANY REPRESENTS TO YOU THAT IT HAS NOTIFIED THE PROCESS AGENT OF SUCH DESIGNATION AND APPOINTMENT AND THAT THE PROCESS AGENT HAS ACCEPTED THE SAME IN WRITING. THE COMPANY HAS AUTHORIZED AND DIRECTED THE PROCESS AGENT TO ACCEPT SUCH SERVICE. IF THE PROCESS AGENT SHALL CEASE TO ACT AS THE COMPANY'S AGENT FOR SERVICE OF PROCESS, THE COMPANY SHALL APPOINT WITHOUT DELAY ANOTHER SUCH AGENT AND NOTIFY YOU OF SUCH APPOINTMENT. THE COMPANY FURTHER AGREES THAT SERVICE OF PROCESS UPON THE PROCESS AGENT AND WRITTEN NOTICE OF SAID SERVICE TO THE COMPANY MAILED BY FIRST CLASS MAIL OR DELIVERED TO THE PROCESS AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT YOUR RIGHT OR THE RIGHT OF ANY PERSON CONTROLLING ANY OF YOU TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AGREES THAT A FINAL ACTION IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

            15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            Please confirm, by signing and returning to us counterparts of this Agreement, that the foregoing correctly sets forth the agreement among the Company and the several Initial Purchasers.

                                    Very truly yours,


                                    LORAL SPACE & COMMUNICATIONS
                                    LTD.,

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


Confirmed and accepted as of the date first above mentioned:

LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CIBC OPPENHEIMER CORP.
ING BARING FURMAN SELZ LLC
C.E. UNTERBERG, TOWBIN

By:   LEHMAN BROTHERS INC.


By:
   -----------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                                                                Principal Amount
                 Initial Purchasers                               of Securities
                                                                 to be Purchased
Lehman Brothers Inc...........................................     $157,500,000
Bear, Stearns & Co., Inc......................................       70,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation......................................       70,000,000
CIBC Oppenheimer Corp.........................................       17,500,000
Ing Baring Furman Selz LLC....................................       17,500,000
C.E. Unterberg, Towbin........................................       17,500,000
                                                                   ------------
      Total...................................................     $350,000,000
                                                                   ============

                                                                       EXHIBIT A




Offers and Sales by the Initial Purchasers

            The Securities have not been registered under the Securities Act and may not be offered or sold except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Securities are being offered and sold only (1) in the United states to qualified institutional buyers (each, a "Qualified Institutional Buyer" or "QIB") under Rule 144A under the Securities Act in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act.

Investor Representations and Restrictions on Resale

            Each purchaser of the Securities, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Initial Purchasers and the Company as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S are used herein as defined therein):

            (1) It understands and acknowledges that the Securities have not been registered under the Securities Act or any other applicable securities law, and are being offered for resale in transactions not requiring registration under the Securities Act or any other applicable securities law, including sales pursuant to Rule 144A and Regulation S under the Securities Act, that the Securities (the Securities are referred to herein as the "Restricted Securities") have not been registered under the Securities Act or any other applicable securities law and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case, in compliance with the conditions for transfer set forth in paragraph (4) below.

            (2) It is either (A) a "qualified institutional buyer" (QIB") within the meaning of Rule 144A under the Securities Act, is aware that any sale of the Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another QIB or (B) a non-U.S. person (a "foreign purchaser", which term shall include dealers or other professional fiduciaries in the U.S. acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)).

            (3) It acknowledges that none of the Company nor the Initial Purchasers, or any person representing the Company or the Initial Purchasers, has made any representation to it with respect to the Company or the offering of the Securities, other than in this Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Securities. Accordingly, it acknowledges that no representation or warranty is made by the Initial Purchasers as to the accuracy or completeness of such materials. It has had access to such financial and other information concerning the Company and the Securities as it deemed necessary in connection with its decision to purchase any of the Securities, including an opportunity to ask questions and request information from the Company and the Initial Purchasers.

            (4) It is purchasing the Securities for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Securities pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Restricted Securities, and each subsequent holder of the Restricted Securities by its acceptance thereof will agree, to offer, sell or otherwise transfer such Restricted Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to which notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, or (e) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subject to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee or the transfer agent reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Restricted Securities pursuant to clauses (d) or
      (e) above to require the delivery of an opinion, certifications or other information acceptable to the Company and the Trustee or the transfer agent in form and substance. Each purchaser acknowledges that each Restricted Security will contain a legend substantially to the following effect:

            "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION

      HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY
      THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHEN THIS SECURITY NO LONGER CONSTITUTES A "RESTRICTED" SECURITY UNDER RULE 144(K) OF THE SECURITIES ACT EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELL REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE OR TRANSFER AGENT FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE."

            (5) It acknowledges that the Company, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations and agreements deemed to have been made by purchase of the Securities are no longer accurate, it shall promptly notify the Initial Purchasers. If it is acquiring any Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.